Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
  ND Holdings, Inc.


As independent public accountants, we hereby consent to the use of our reports and all references to our Firm included in Amendment #1 of the S-1 Registration statement.



BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota

January 28, 1997